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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 18, 2006

VMH VIDEOMOVIEHOUSE.COM INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	333-70836	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

14 - 34368 Manufacturer's Way
Abbotsford, British Columbia, Canada V2S 7M1
(Address of principal executive offices and Zip Code)

(604) 859-9183
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     Changes in Registrant's Certifying Accountant

(a)     On April 18, 2006, the accounting firm of Williams & Webster, P.S., Certified Public Accountants, advised us that it was no longer furnishing services to us as independent auditors. During the two most recent fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure.

(b)     The report of Williams & Webster, P.S. on our financial statements as of and for the years ended June 30, 2005 and 2004 did not contain an adverse, qualified or disclaimer of opinion.

(c)     We requested that Williams & Webster, P.S. furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by us in response to this Item 4.01 and, if not, stating the respects in which it does not agree. We delivered a copy of this Form 8-K report to Williams & Webster, P.S. on April 24, 2006. On the same date, Williams & Webster replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

(d)     At its board meeting on April 20, 2006, our board of directors engaged Dale Matheson Carrr-Hilton Labonte, Chartered Accountants, 1140 West Pender Street, Suite 1500, Vancouver, British Columbia V6E 4G1, as our independent auditor for our fiscal year ending June 30, 2006. Dale Matheson Carrr-Hilton Labonte Chartered Accountants accepted such appointment on April 21, 2006. Prior to their appointment, we did not consult with Dale Matheson Carrr-Hilton Labonte, Chartered Accountants on any matters related to accounting or the type of opinion they may issue.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits	Document

	16.1	Letter from Williams & Webster, P.S., Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of April , 2006.

VMH VIDEOMOVIEHOUSE.COM INC.

BY:	STEVEN GASPAR
Steven Gaspar
President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a Member of the Board of Directors